UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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IMAGEWARE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ImageWare Systems, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, December 4, 2006, at 10:00 a.m. local time at Courtyard by Marriott San Diego / Rancho Bernardo, 11611 Bernardo Plaza Court, San Diego, CA  92128, for the following purposes:

1.                                       To elect the following nominees as directors to serve for the ensuing year and until their successors are elected: S. James Miller, Jr., John Callan, David Carey, Patrick Downs, Guy Steven Hamm, John Holleran and David Loesch.

2.                                       To ratify the selection by the Audit Committee of the Board of Directors of Stonefield Josephson, Inc. as our independent auditors for its fiscal year ending December 31, 2006.

3.                                       To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 5, 2006. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders on or about November 20, 2006.

By Order of the Board of Directors

/s/ Wayne Wetherell
Wayne Wetherell
CFO and Senior VP

San Diego, California
November 20, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

IMAGEWARE SYSTEMS, INC.
10883 Thornmint Road
San Diego, CA 92127

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 4, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ImageWare Systems, Inc. (sometimes referred to as the “Company” or “ImageWare”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about November 20, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 5, 2006 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 13,621,941 shares of common stock outstanding and entitled to vote and 239,400 shares of Series B Preferred Stock outstanding and entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of October 5, 2006. The holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible as of October 5, 2006, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of October 5, 2006, the outstanding shares of Series B Preferred Stock were convertible into a total of approximately 47,114 shares of our common stock.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on October 5, 2006 your shares of common stock were registered directly in your name with our transfer agent, ComputerShare Trust Company, then you are a stockholder of record of these shares. If at the close of business on October 5, 2006 your shares of Series B Preferred Stock were registered directly in your name with ImageWare, then you also are a stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on October 5, 2006 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•                                          Election of seven directors; and

•                                          Ratification of the selection by the Audit Committee of our Board of Directors of Stonefield Josephson, Inc. as our independent auditors for our fiscal year ending December 31, 2006.

How do I vote?

For the election of directors, you may either vote “For” all seven nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the ratification of Stonefield Josephson, Inc. as our independent auditors, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•                                          To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•                                          To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ImageWare. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet if so instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of October 5, 2006, the record date for the Annual Meeting. Similarly, the holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible as of October 5, 2006, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of October 5, 2006, each share of Series B Preferred Stock was convertible into approximately 0.1968 shares of our common stock.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all seven nominees for director and (ii) “For” the ratification of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2006. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Currently, we do not anticipate engaging the use of a professional proxy solicitor.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•                                          You may submit another properly completed proxy card with a later date;

•                                          You may send a written notice that you are revoking your proxy to our Corporate Secretary at 10883 Thornmint Road, San Diego, CA 92127; or

•                                          You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will be counted towards a quorum but will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                                          For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•                                          To be approved, Proposal No. 2, the ratification of Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2006, must receive a “For” vote from a majority of the shares present and voting, either in person or by proxy (which shares voting affirmatively also must constitute at least a majority of the required quorum). Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of capital stock (determined on an as-converted basis) are represented by votes at the Annual Meeting or by proxy. At the close of business on the record date, there were 13,621,941 shares of common stock outstanding constituting 13,621,941 votes, and 239,400 shares of Series B Preferred Stock outstanding constituting 47,114 votes outstanding and entitled to vote. Thus, a total of 13,669,055 shares are entitled to vote at the Annual Meeting and holders of common stock and Series B Preferred Stock representing at least 6,834,528 votes must be represented at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in our Annual Report on Form 10-KSB for the year ending December 31, 2006.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at the next annual meeting of the Company’s stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2007 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing by July 3, 2007 to our Corporate Secretary at 10883 Thornmint Road, San Diego, CA 92127. If you wish to submit a proposal that is not to be included in the proxy materials for our 2007 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than September 16, 2007, but no earlier than August 17, 2007. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

Householding

We are sending only one Form 10-KSB report and proxy statement to street name stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Form 10-KSB or proxy statement in the future, they may telephone our Corporate Secretary at (858) 673-8600, or write to him at ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, CA 92127. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. All of the nominees listed below currently serve as directors of the Company. Each nominee was elected by our stockholders, except for David Carey who was appointed by our Board of Directors effective February 6, 2006.

Directors are elected by a plurality of the votes present at the Annual Meeting or by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named below or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage all of our directors and nominees for director to attend our annual meetings of stockholders. All of our directors attended our 2005 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

NOMINEES

The following table sets forth the names and ages of the nominees for director, and certain other information about them, as of September 15, 2006.

Name	Age	Principal Occupation/Position Held With the Company
Mr. S. James Miller, Jr.	52	Chief Executive Officer and Chairman of the Board of Directors
Mr. John Callan	59	Director
Mr. David Carey	61	Director
Mr. Patrick Downs	70	Director
Mr. Guy Steven Hamm	58	Director
Mr. John Holleran	79	Director
Mr. David Loesch	62	Director

S. James Miller, Jr. has served as our Chief Executive Officer since 1990 and Chairman of the Board since 1996. He also served as our President from 1990 until 2003. From 1980 to 1990, Mr. Miller was an executive with Oak Industries, Inc., a manufacturer of components for the telecommunications industry. While at Oak Industries, Mr. Miller served as a director and as Senior Vice President, General Counsel, Corporate Secretary and Chairman/President of Oak Industries’ Pacific Rim subsidiaries. He has a J.D. from the University of San Diego School of Law and a B.A. from the University of California, San Diego. Mr. Miller also serves as a member of the board of directors of Argus Solutions, a public company headquartered in Australia.

John Callan was appointed to the board in September 2000. In 2006, Mr. Callan joined DHL Global Mail as Vice President - Domestic Product Management. From 2001 to 2006, Mr. Callan served as Principal of Ursa Major Associates, LLC, the logistics strategy consulting firm he co-founded. From 1997 to 2002, he was an independent business strategy consultant in the imaging and logistics fields. From 1995 to 1997, Mr. Callan served as Chief Operating Officer for Milestone Systems, a shipping systems software company. From 1987 to 1995, he served as Director of Entertainment Imaging at Polaroid Corporation.  Mr. Callan is a graduate of the University of North Carolina.

David Carey was appointed to the board in February 2006. Mr. Carey is a former Executive Director of the Central Intelligence Agency. Since April 2005, Mr. Carey has served as Executive Director for Blackbird Technologies, which provides state-of-the-art IT security expertise, where he assists the company with business development and strategic planning. Prior to joining Blackbird Technologies, Mr. Carey was Vice President, Information Assurance for Oracle Corporation from September 2001 to April 2005. In addition, Mr. Carey worked for the CIA for 32 years until 2001. During his career at the CIA, Mr. Carey held several senior positions including that of Executive Director, often referred to as the Chief Operating Officer, or No. 3 person in the agency, from 1997 to 2001. Before assuming that position, Mr. Carey was Director of the DCI Crime and Narcotics Center, the Director of the Office of Near Eastern and South Asian Analysis, and Deputy Director of the Office of Global Issues. Mr. Carey is a graduate of Cornell University and the University of Delaware.

Patrick Downs was appointed to the board in August 1994. Since 1997, Mr. Downs has been Chairman of Control Commerce, LLC, an internet e-commerce business. He is also a founding stockholder of NTN Communications, Inc., an interactive television Company, and served as its Chairman and Chief Executive Officer from 1983 to 1997. Since 1999, Mr. Downs has also served on the Board of Directors of Tullamore Corp., a video services company. In 2002, Mr. Downs co-founded DNA Protective Corporation, a private company involved in marketing DNA testing services to the general public through the use of DNA technology which previously was only available to researchers. Mr. Downs serves as Chairman and CEO of DNA Protective Corporation.

Guy Steven Hamm was appointed to the board in October 2004. Mr. Hamm joined Aspen Holding, a privately held insurance provider, as CFO in December of 2005.  Mr. Hamm is a retired PricewaterhouseCoopers national partner-in-charge of middle market and was instrumental in growing the Audit Business Advisory Services (ABAS) Middle Market practice where he was responsible for $300 million in revenue and more than 100 partners.  Mr. Hamm earned a BA in Accounting from San Diego State University.  Mr. Hamm is a member of the board of directors of Clarient, Inc., a cancer diagnostics company.  He also serves on the board of directors for Aspen Holding.

John Holleran was appointed to the board in May 1996. Since 1974, Mr. Holleran has been a management and investment consultant. Prior to consulting, Mr. Holleran served as the Chief Financial Officer, Executive Vice President and Chief Operating Officer of Southwest Gas Corporation. He served as Executive Vice President of the Hawaii Corporation, a diversified holding company, and as President and Chairman of Property Research Financial Corporation, a real estate investment and syndication firm, from 1972 to 1974. Mr. Holleran has also served as a director of Kilroy Industries, a national office building and office park developer, as a director of Walker & Lee, a national full service real estate firm, and as a director of NTN Communications, Inc., a company engaged in the interactive television business.  Mr. Holleran is a graduate of Woodbury University.

David Loesch was appointed to the board in September 2001 after 29 years of service as a Special Agent with the Federal Bureau of Investigations (“FBI”). At the time of his retirement from the FBI, Mr. Loesch was the Assistant Director in Charge of the Criminal Justice Information Services Division of the FBI. Mr. Loesch was awarded the Presidential Rank Award for Meritorious Executive in 1998 and has served on the board of directors of the Special Agents Mutual Benefit Association since 1996. He is also a member of the International Association of Chiefs of Police and the Society of Former Special Agents of the FBI, Inc. Mr. Loesch served in the United States Army as an Officer with the 101st Airborne Division in Vietnam. He holds a Bachelor’s degree from Canisius College and a Master’s degree in Criminal Justice from George Washington University. Mr. Loesch is currently a private consultant on public safety and criminal justice solutions.

MANAGEMENT

The following table sets forth the names, ages and positions as of September 15, 2006 for our executive officers and certain significant employees not discussed above:

Name	Age	Principal Position(s) Held With the Company
Mr. Wayne Wetherell	54	Sr. Vice President, Administration, Chief Financial Officer, Secretary and Treasurer
Mr. Charles AuBuchon	62	Vice President, Sales
Mr. William Willis	47	Executive Vice President, Business Development
Mr. David Harding	37	Vice President and Chief Technical Officer

Wayne Wetherell has served as our Senior Vice President, Administration and Chief Financial Officer since May 2001 and additionally as our Secretary and Treasurer since October 2005. From 1996 to May 2001, he served as Vice President of Finance and Chief Financial Officer. From 1991 to 1996, Mr. Wetherell was the Vice President and Chief Financial Officer of Bilstein Corporation of America, a manufacturer and distributor of automotive parts. Mr. Wetherell holds a B.S. degree in Management and an M.S. degree in Finance from San Diego State University.

Chuck AuBuchon has served as our Vice President, Sales since May 2004. From 2003 to 2004, he served as Director of North American Sales. From 2000 to 2003, Mr. AuBuchon was Vice President Sales & Marketing at Card Technology Corporation, a manufacturer of Card Personalization Systems, where he was responsible for distribution within the Americas, Asia Pacific and EMEA (Europe, Middle East and Africa) regions. From 1992 to 2000, Mr. AuBuchon held various sales management positions, including Vice President Sales and Marketing, for Gemplus and Datacard.  Mr. AuBuchon is a graduate of Pennsylvania State University.

William Willis has served as our Executive Vice President, Business Development since January 2006. From 2003 to January 2006, he served as our Senior Vice President of Technology and Business Development. From 2001 until July 2003, Mr. Willis served as the Chief Technology Officer for Iridian Technologies, a developer of authentication technologies based on iris recognition. From 2000 to 2001, Mr. Willis was the Chief Operating Officer of e-dn.com. From 1993 to 2000, Mr. Willis served as Chief Technology Officer and Vice President of Engineering of Access360 (formerly known as Enable Solutions).

David Harding has served as our Vice President and Chief Technology Officer since January 2006. Before joining us, Mr. Harding was the Chief Technology Officer at IC Solutions, Inc., where he was responsible for all technology departments including the development and management of software development, IT and quality assurance as well as their respective hardware, software and human resource budgets from 2001 to 2003. He was the Chief Technology Officer at Thirsty.com from 1999 to 2000, the Chief Technology Officer at Fulcrum Point Technologies, Inc., from 1996 to 1999, and consultant to Access360, which is now part of IBM/Tivoli, from 1995 to 1996.

DIRECTOR INDEPENDENCE AND BOARD MEETINGS

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the listing standards of The American Stock Exchange (the “AMEX”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable AMEX listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and ImageWare, our senior management and our independent auditors, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable AMEX listing standards, except for Mr. Miller, our Chairman of the Board and Chief Executive Officer.

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During 2005, the Board of

Directors met seven times and acted by unanimous written consent five times. None of our directors attended fewer than 75% of the regularly scheduled meetings of the Board of Directors held in 2005.

BOARD COMMITTEES

Our Board of Directors has established standing Audit, Compensation and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Below is a description of the committees and their functions, their current members, and the number of meetings held by them during 2005. Each director attended at least 75% of the meetings of the committees of Board of Directors on which he served, held during the period for which he was a committee member.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of our financial statements and its financial reporting and disclosure practices; (2) our compliance with legal and regulatory requirements; and (3) the qualification and independence of our independent accountants and the performance of the audit of our financial statements by the independent accountants. The Audit Committee also provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee held four meetings in 2005 and did not act by unanimous written consent in 2005. Our amended, written Audit Committee Charter adopted by the Board of Directors was attached as an Appendix to our 2005 Proxy Statement. The Audit Committee consists of Guy Steven Hamm, Jack Holleran and David Loesch. Mr. Hamm currently serves as its designated “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (the “SEC”) rules. The Board made a qualitative assessment of Mr. Hamm’s level of knowledge and experience based on a number of factors, including his formal education and prior employment and positions with PricewaterhouseCoopers. The members of the Audit Committee are independent as defined by the listing standards of the AMEX.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the Board may delegate. The Compensation Committee is comprised of Messrs. Callan, Downs and Holleran. All members of our Compensation Committee areindependent as defined by the AMEX listing standards. The Compensation Committee held four meetings in 2005 and acted by unanimous written consent one time in 2005.

Nominating Committee

The Nominating Committee makes recommendations concerning the consideration of nominees to serve on the Board. The Nominating Committee is comprised of Messrs. Downs, Callan and Loesch. All members of our Nominating Committee are independent as defined by the AMEX listing standards. The Nominating Committee does not have a charter. The Nominating Committee held one meeting in 2005 and did not act by unanimous written consent in 2005.

DIRECTOR NOMINATIONS

We do not have a policy regarding the consideration of nominees submitted by stockholders. The Nominating Committee treats the review of all nominees the same whether they are submitted by stockholders or from other sources and does not believe that a separate written policy specific to the treatment of stockholder nominees is warranted. There are no specific minimum qualifications that the Board of Directors requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skill that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

•                                          the highest ethical standards and integrity;

•                                          a willingness to act on and be accountable for Board decisions;

•                                          an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

•                                          a history of achievement that reflects high standards for the director candidate and others;

•                                          loyalty and commitment to driving the success of the Company;

•                                          the independence requirements imposed by the SEC and AMEX; and

•                                          a background that provides a portfolio of experience and knowledge commensurate with our needs.

Our Nominating Committee considers director candidates that are suggested by members of the Board, as well as management and stockholders. The Nominating Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating Committee, in its sole discretion. The process by the Nominating Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by sending written communication addressed to the Board of Directors at the following address: 10883 Thornmint Road, San Diego, CA 92127, Attn: Wayne Wetherell, Senior Vice President and CFO.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of ImageWare under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors of the Company oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent public accountant; determines the engagement of the independent public accountant; determines whether to retain or terminate the existing independent public accountant or to appoint and engage new independent public accountant; reviews and approves the retention of the independent public accountant to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent public accountant on the Company engagement team as required by law; reviews the financial statements to be included in our Annual Report on Form 10-KSB; and discusses with management and the independent public accountant the results of the annual audit and the results of our quarterly financial statements.

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed with Stonefield Josephson, Inc. such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with Stonefield Josephson, Inc. their independence, and received from Stonefield Josephson, Inc. the written disclosures and the letter required by Independence Standards Board Standard No. 1. Finally, the Audit Committee discussed with Stonefield Josephson, Inc., with and without management present, the scope and results of Stonefield Josephson, Inc.’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC. The Audit Committee also has engaged Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by the stockholders.

G. Steve Hamm, Chairman
David Loesch
Jack Holleran

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Stonefield Josephson, Inc. as our independent auditors for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Stonefield Josephson, Inc. was appointed as our independent auditors in July 2003. Representatives of Stonefield Josephson, Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Stonefield Josephson, Inc. as our independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Stonefield Josephson, Inc. to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Stonefield Josephson, Inc. as our independent auditors. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and 2004 by Stonefield Josephson, Inc., our principal auditors for the fiscal years ended December 31, 2005 and 2004. All fees described below were approved by the Audit Committee of the Board of Directors.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees(1)	$84,526	$49,207
Audit-Related Fees(2)	54,922	43,275
Tax Fees(3)	—	3,415
All Other Fees	—	—
Total Fees	$139,897	$95,897

 (1)  Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)   Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the caption “Audit Fees.” These services include financial due diligence and accounting consultations related to mergers, acquisitions and dispositions and accounting consultations concerning financial reporting.

(3)   Represents fees for general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors, Stonefield Josephson, Inc. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

 THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives a monthly retainer of $2,000 for serving on the Board. Board members who also serve on the Audit Committee receive additional compensation. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board and committee meetings in accordance with Company policy. For the fiscal year ended December 31, 2005, the total amount paid to all of our non-employee directors as compensation (excluding reimbursable expenses) was $142,500.

Non-employee directors of the Company are also eligible to receive stock option grants under the Amended and Restated 1999 Stock Award Plan (the “1999 Plan”) or the 2001 Equity Incentive Plan (the “2001 Plan”). Options granted under the 1999 Plan and the 2001 Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”).

The term of options granted under the 2001 Plan is ten years. In the event of a merger of the Company with or into another corporation, or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, an equivalent option will be substituted by the successor corporation, provided, however, that the Company may cancel outstanding options upon consummation of the transaction by giving at least 30 days notice.

During our fiscal year ended December 31, 2005, we granted 51,000 options under the 1999 Plan and 10,000 options under the 2001 Plan to our non-employee directors. John Callan was granted 2,000 options at an exercise price per share of $2.74 under the 2001 Plan and 12,000 options at an exercise price per share of $2.36 under the 1999 Plan. The fair market value of such common stock on the date of grant was $2.74 and $2.36, respectively, per share (based on the closing sales price reported on AMEX for the date of grant). Patrick Downs was granted 2,000 options at an exercise price per share of $2.74 under the 2001 Plan and 18,000 options at an exercise price per share of $2.36 under the 1999 Plan. The fair market value of such common stock on the date of grant was $2.74 and $2.36, respectively, per share (based on the closing sales price reported on AMEX for the date of grant). John Holleran was granted 2,000 options at an exercise price per share of $2.74 under the 2001 Plan and 12,000 options at an exercise price per share of $2.36 under the 1999 Plan. The fair market value of such common stock on the date of grant was $2.74 and $2.36, respectively, per share (based on the closing sales price reported on AMEX for the date of grant). David Loesch was granted 2,000 options at an exercise price per share of $2.74 under the 2001 Plan and 9,000 options at an exercise price per share of $2.36 under the 1999 Plan. The fair market value of such common stock on the date of grant was $2.74 and $2.36, respectively, per share (based on the closing sales price reported on AMEX for the date of grant). G. Steve Hamm was granted 2,000 options at an exercise price per share of $2.74 under the 2001 Plan. The fair market value of such common stock on the date of grant was $2.74 per share (based on the closing sales price reported on AMEX for the date of grant). As of September 15, 2006, no options had been exercised by non-employee directors under any of our option plans.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table shows, for the fiscal years ended December 31, 2003, 2004 and 2005, compensation awarded or paid to, or earned by, our Chief Executive Officer and each of our other three executive officers at

December 31, 2005, and one additional individual who was no longer serving as an executive officer of ours as of December 31, 2005 (collectively, the “Named Executive Officers”):

Summary Compensation Table(1)

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Award(s)	Options	payouts	Compensation
		($)	($)	($)	($)	(#)	($)	($)
Mr. S. James Miller, Jr.(3)	2005	294,645	—	—	258,892	209,700	—	1,023	(2)
Chairman of the Board	2004	284,441	—	—	478,204	100,000	—	1,023	(2)
and Chief Executive Officer	2003	275,699	—	—	—	25,000	—	504	(2)

Mr. Wayne Wetherell(3)
Senior Vice President Administration, Chief Financial Officer, Secretary	2005 2004	173,800 168,043	— —	— —	124,136 309,082	112,600 10,000	— —	879 705	(2) (2)
and Treasurer	2003	164,947	—	—	—	—	—	705	(2)

Mr. William Willis(4)	2005	200,000	—	—	—	60,000	—	504	(2)
Executive Vice President,	2004	200,000	—	—	—	50,000	—	501	(2)
Business Development	2003	98,837		—		67,500

Mr. Charles AuBuchon(5)	2005	150,933	—	—	—	90,000	—	504	(2)
Vice President, Sales	2004	127,637	—	—	—	40,000	—	242	(2)
	2003	41,065				10,000	—	20	(2)

Lori Rodriguez(6)	2005	131,999	—	—	—	—	—	618	(2)
Senior Vice President,	2004	163,481	—	—	—	—	—	504	(2)
Operations	2003	166,517	—	—	—	—	—	504	(2)

(1)                                  In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a Named Executive Officer that do not exceed the lesser of $50,000 or 10% of that executive officer’s salary and bonus disclosed in this table.

(2)                                  Amount represents payment for term life insurance premium.

(3)                                  Total shares awarded to Messrs. Miller and Wetherell in 2005 were 109,700 and 52,600, respectively. These shares vest ratably on a quarterly basis over three years ending September 27, 2008. Total shares of common stock awarded to Messrs. Miller and Wetherell in 2004 were 124,162 and 80,281, respectively. These shares vest ratably on a quarterly basis over three years ending March 31, 2007.

(4)                                  Mr. Willis became an employee of ours in July 2003.

(5)                                  Mr. AuBuchon became an employee of ours in August 2003.

(6)                                  Ms. Rodriguez’s employment with us ended in October 2005.

Stock Option Grants and Exercises

The Company grants options to its executive officers and employees under its 2001 Plan, 1999 Plan and 1994 Employee Stock Option Plan (the “1994 Plan”). As of September 15, 2006, options to purchase a total of 61,840 shares were outstanding and no options remained available for grant under the 1994 Plan. Additionally, stock grants and options to purchase a total of 1,365,750 shares of common stock were outstanding and options to purchase 46,759 shares of common stock remained available for grant under the 1999 Plan. Lastly, stock grants and options to purchase a total of 390,414 shares of common stock were outstanding and no options remained available for grant under the 2001 Plan.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs granted (#)	% of Total Options/SARs granted to employees in fiscal year (1)	Exercise Or Base Price ($/Sh)	Expiration Date
S. James Miller, Jr.	100,000	15.6%	2.62	8/16/2015
S. James Miller, Jr.	109,700	17.1%	2.36	9/27/2015
Wayne Wetherell	60,000	9.3%	2.62	8/16/2015
Wayne Wetherell	52,600	8.2%	2.36	9/27/2015
William Willis	60,000	9.3%	2.62	8/16/2015
Charles AuBuchon	60,000	9.3%	2.62	8/16/2015

(1)                                  Percentage based upon a total of 642,800 options granted to our employees in 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1) (#) Exercisable/Unexercisable	Value of Unexercised In-the- Money Options(2) at Fiscal Year-End ($) Exercisable/ Unexercisable
S. James Miller, Jr.	—	—	197,914/211,786	$0/$0
Wayne Wetherell	—	—	84,164/113,436	$0/$0
William Willis	—	—	67,625/169,875	$0/$0
Chuck AuBuchon	—	—	6,665/193,335	$0/$0
Lori Rodriguez	—	—	80,000/0	$0/$0

(1)           None of the Named Executive Officers exercised options during 2005.

(2)           The “Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of fiscal year 2005, multiplied by the difference between the exercise price for the grant and the closing price of a share of common stock on the last day of the 2005 fiscal year ($1.96), excluding grants for which the exercise price is greater than the closing price of a share of common stock on that day. The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the common stock on the date that the option is exercised.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

S. James Miller, Jr. Employment Agreement

On October 1, 2005, we entered into an employment agreement with Mr. Miller pursuant to which he serves as our President and Chief Executive Officer. The agreement has a term of three years ending September 30, 2008 and provides for annual minimum base salary of $291,048, which amount will be increased based on cost-of-living increases. Under this agreement, Mr. Miller we be eligible to participate in any Company bonus plan adopted by our Board of Directors.

In addition, the agreement provides that Mr. Miller will be entitled to the following severance benefits if we terminate his employment without “cause” or in the event of his “involuntary termination” outside of a “change of control”: (i) a lump sum cash payment equal to 24 months of Mr. Miller’s base salary on the date of termination; (ii) immediate vesting of 50% of Mr. Miller’s outstanding and unvested stock options and restricted stock awards; and (iii) continuation of Mr. Miller’s fringe benefits and medical insurance for a period of three years following the date of termination. In the event we terminate his employment without “cause” or in the event of his “involuntary termination” within six months prior to, or the thirteen months following, a “change of control,” Mr. Miller is entitled to the severance benefits described above, except that 100% of Mr. Miller’s outstanding stock options and restricted stock awards will immediately vest. Mr. Miller’s eligibility to receive severance payments or other benefits upon his termination is conditioned upon him executing a general release of liability in favor of the Company.

For purposes of Mr. Miller’s employment agreement, “cause” means, among other things: (i) the commission of an act of fraud, embezzlement or material dishonesty that is intended to result in substantial personal enrichment of Mr. Miller in connection with his employment with us; (ii) Mr. Miller’s conviction of, or plea of nolo contendere to, certain felony crimes; (iii) Mr. Miller’s gross negligence that is materially injurious to us; (iv) a willful material breach of Mr. Miller’s proprietary information agreement or any Company policy that is materially injurious to us; or (v) Mr. Miller’s willful and material failure to perform his duties as an officer or employee of the Company.

In addition, a “change of control” is defined in the employment agreement as the occurrence of any of the following events: (i) the acquisition by a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of 50% or more of our voting stock; (ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction in which our stockholders immediately prior to such transaction either own 50% or more of the outstanding voting stock of the surviving entity or can elect at least a majority of the directors of the surviving corporation (or its parent company); (iii) the consummation of a lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than to an entity 50% or more of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iv) the directors in office as of October 1, 2005 (the “Incumbent Directors”) no longer constitute at least a majority of the directors in office, provided that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be deemed as a member of the Incumbent Board.

Under Mr. Miller’s agreement, “involuntary termination” means the occurrence of any of the following events without Mr. Miller’s written consent: (i) a significant reduction of his duties, position or responsibilities or his removal from such position, duties and responsibilities; (ii) a substantial reduction of the facilities and perquisites available to Mr. Miller, excluding similar reductions applicable to the entire executive staff; (iii) a reduction of his base salary or a material reduction in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that Mr. Miller’s overall benefits package is significantly reduced; (iv) the relocation of Mr. Miller to a facility or a location more than 25 miles from our current location; (v) a material breach by the Company of Mr. Miller’s employment agreement or any other material agreement between Mr. Miller and the Company that is not corrected; (vi) the termination of Mr. Miller without cause; or (vii) the Company’s failure to obtain the assumption of Mr. Miller’s employment agreement by any successor of ours.

Wayne Wetherell Employment Agreement

On October 1, 2005, we entered into an employment agreement with Mr. Wetherell pursuant to which he serves as our Senior Vice President, Administration and Chief Financial Officer. The agreement has a term of three years ending September 30, 2008 and provides for annual minimum base salary of $174,100, which amount will be increased based on cost-of-living increases. Under this agreement, Mr. Wetherell we be eligible to participate in any Company bonus plan adopted by our Board of Directors.

In addition, the agreement provides that Mr. Wetherell will be entitled to the following severance benefits if we terminate his employment without “cause” or in the event of his “involuntary termination” outside of a change of control: (i) a lump sum cash payment equal to 12 months of Mr. Wetherell’s base salary on the date of termination; (ii) immediate vesting of 50% of Mr. Wetherell’s outstanding and unvested stock options and restricted stock awards; and (iii) continuation of Mr. Wetherell’s fringe benefits and medical insurance for a period of three years following the date of termination. In the event we terminate his employment without “cause” or in the event of his “involuntary termination” within six months prior to, or the thirteen months following, a “change of control,” Mr. Wetherell is entitled to the severance benefits described above, except that 100% of Mr. Wetherell’s outstanding stock options and restricted stock awards will immediately vest. Mr. Wetherell’s eligibility to receive severance payments or other benefits upon his termination is conditioned upon him executing a general release of liability in favor of the Company.

For purposes of Mr. Wetherell’s employment agreement, the terms “cause,” “change of control” and “involuntary termination” have the same meanings as set forth under Mr. Miller’s employment agreement discussed above.

Charles AuBuchon Change of Control and Severance Benefits Agreement

On October 31, 2005, we entered into a Change of Control and Severance Benefits Agreement with Mr. AuBuchon, our Vice President of Sales. The agreement has a term of three years ending September 30, 2008. In addition, the agreement provides that Mr. AuBuchon will be entitled to the following severance benefits if we terminate his employment without “cause” or in the event of his “involuntary termination” prior to a “change of control”: (i) a lump sum cash payment equal to six months of Mr. AuBuchon’s base salary on the date of termination; and (ii) health coverage and benefits for up to six months following Mr. AuBuchon’s termination. In the event we terminate his employment without “cause” or in the event of his “involuntary termination” within 12 months following a “change of control,” Mr. AuBuchon is entitled to the severance benefits described above, except that 100% of Mr. AuBuchon’s outstanding stock options and restricted stock awards will immediately vest. Mr. AuBuchon’s eligibility to receive severance payments or other benefits upon his termination is conditioned upon him executing a general release of liability in favor of the Company.

For purposes of Mr. AuBuchon’s employment agreement, the terms “cause” and “change of control” generally have the same meanings as set forth under Mr. Miller’s and Mr. Wetherell’s employment agreements discussed above. “Involuntary termination” under Mr. AuBuchon’s agreement means the occurrence of either of the following events without Mr. AuBuchon’s written consent: (i)  the termination of Mr. AuBuchon without cause; or (ii) the Company’s failure to obtain the assumption of Mr. AuBuchon’s employment agreement by any successor of ours.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of December 31, 2005, with respect to all of our equity compensation plans in effect on that date.

Equity Compensation Plan Information
As of December 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1994 Employee Stock Option Plan	77,090	$2.15	0
1994 Nonqualified Stock Option Plan	9,479	$8.39	0
1999 Stock Option Plan, as amended	1,065,600	$2.42	243,356
Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	610,896	$3.01	0
Total	1,763,065	$2.81	243,126

                2001 Equity Incentive Plan

The Company’s Board of Directors adopted the 2001 Plan on September 12, 2001. Under the terms of the 2001 Plan, the Company may issue stock awards to employees, directors and consultants of the Company, and such stock awards may be given for nonstatutory stock options (options not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code), stock bonuses, and rights to acquire restricted stock. We originally reserved 1,000,000 shares of our common stock for issuance under the 2001 Plan.

The 2001 Plan is administered by the Board of Directors or a Committee of the Board as provided in the 2001 Plan. Options granted under the 2001 Plan shall not be less than 85% of the market value of our common stock on the date of the grant, and, in some cases, may not be less than 110% of such fair market value. The term of options granted under the 2001 Plan, as well as their vesting, are determined by the Board. All options granted under the 2001 Plan to date have been granted with a ten-year term and vesting over a three-year period. While the Board may suspend or terminate the 2001 Plan at any time, if not terminated earlier, it will terminate on the day before its tenth anniversary of the date of adoption.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2006, with respect to the beneficial ownership of shares of Common Stock and Series B Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of Common Stock or Series B Preferred Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group.

	Beneficial Ownership(1)
	Series B Preferred Stock			Common Stock
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (2)		Number of Shares	Percent of Class (3)
Directors and Named Executive Officers:
S. James Miller, Jr.(4)	0		*%	536,291	3.8%
John Callan(5)	0		*	48,399	0.35
David Carey	0		*	0	0
Patrick Downs(6)	0		*	60,792	0.44
G. Steve Hamm(7)	0		*	7,704	0.06
John Holleran(8)	0		*	16,787	0.12
David Loesch(9)	0		*	26,856	0.20
Wayne Wetherell(10)	0		*	236,735	1.71
William Willis(11)	0		*	121,500	0.88
Charles AuBuchon(12)	0		*	86,164	0.62
Total Shares Held By Directors and Executive Officers	0		*%	1,141,228	5.93%
5% Stockholders:
Gruber & McBaine Capital Management LLC 50 Osgood Place San Francisco, CA(13)	0		*%	2,085,364	14.72%
Wesley Hampton	16,000	6.68		3,033		*
Howard Harrison(14)	20,000	8.35		4,197		*
Darrelyn Carpenter(15)	28,500	11.90%		59,270		*

*              Less than one percent.

(1)           This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each listed stockholder is c/o ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, CA 92127.

(2)           The percentages set forth below are based on 249,400 shares of Series B Preferred Stock outstanding as of September 15, 2006. The holders of Series B Preferred Stock will have one vote for each share of common stock into which their shares of Series B Preferred Stock were convertible, with any fractional shares (determined on an aggregate conversion basis for each such holder) being rounded to the nearest whole share. As of September 15, 2006, each share of Series B Preferred Stock was convertible into approximately 0.1968 shares of our common stock.

(3)           The percentages set forth below are based on 13,691,191 shares of common stock outstanding as of September 15, 2006.

(4)           Mr. Miller serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Includes 84,680 shares held jointly with spouse and by sons and 269,908 options exercisable within 60 days of September 15, 2006.

(5)           Includes 18,399 options exercisable within 60 days of September 15, 2006.

(6)           Includes 18,141 options exercisable within 60 days of September 15, 2006.

(7)           Includes 7,704 shares exercisable within 60 days of September 15, 2006.

(8)           Includes 16,125 shares exercisable within 60 days of September 15, 2006.

(9)           Includes 19,856 shares exercisable within 60 days of September 15, 2006.

(10)         Includes 122,536 shares exercisable within 60 days of September 15, 2006.

(11)         Includes 121,500 shares exercisable within 60 days of September 15, 2006.

(12)         Includes 66,164 shares exercisable within 60 days of September 15, 2006.

(13)         Includes 425,013 shares issuable upon the exercise of warrants within 60 days of September 15, 2006.

(14)         Comprised of 406 shares of common stock held by Mr. Harrison and 20,000 shares of Series B Preferred Stock held by the Howard Harrison IRA Account, for which Mr. Harrison exercises voting control.

(15)         Comprised of (i) 51,027 shares of common stock and 28,000 shares of Series B Preferred Stock held by Darrelyn Carpenter, and (ii) 2,841 shares of common stock and 500 shares of Series B Preferred Stock held by other individuals for which Mr. Carpenter is either custodian or trustee and exercises voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the employment agreements with Messrs. Miller and Wetherell and the Change of Control and Severance Benefits Agreement with Mr. AuBuchon, the Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Wayne Wetherell
Wayne Wetherell
CFO and Senior VP

November 20, 2006

A copy of our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to Wayne Wetherell, Senior Vice President and CFO of ImageWare Systems, Inc., at 10883 Thornmint Road, San Diego, CA 92127.

FORM OF PROXY

IMAGEWARE SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
December 4, 2006

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints S. James Miller, Jr. and Wayne Wetherell, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of ImageWare Systems, Inc., a Delaware corporation (“ImageWare”), to be held at Courtyard by Marriott San Diego / Rancho Bernardo, 11611 Bernardo Plaza Court, San Diego, CA  92128, on Monday, December 4, 2006, at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of ImageWare’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

(Continued on reverse side)

Annual Meeting Proxy Card

A  Election of Directors

1.  The Board of Director recommends a vote FOR the listed nominees.

	For	Abstain

01–S. James Miller, Jr.	☐	☐

02–John Callan	☐	☐

03-David Carey	☐	☐

04–Patrick Downs	☐	☐

05–John Holleran	☐	☐

06–David Loesch	☐	☐

07–Guy Steven Hamm	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

2. To ratify the appointment of Stonefield Josephson, Inc. as independent auditors of the Company for its fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐

C  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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